Exhibit 4.2


                               SERIES "A" WARRANT
                   FOR THE PURCHASE OF SHARES OF COMMON STOCK

This STOCK PURCHASE WARRANT ("Warrant") is issued this _____ of ____________________, 200__, by VEQUITY CORPORATION, a Colorado corporation (the "Company") to____________________________(print), who is an advertiser and shareholder of the Company, ("Holder"). This Warrant has been issued by the Company to the Holder pursuant to a Registration Statement dated ____________, 2000.

1. Issuance of Warrant.For value received, the Company hereby grants to Holder, subject to the provisions set forth herein, the right to purchase an aggregate of _____ Shares ( ) common stock, $.001 par value per share, ("Shares"), subject to adjustment as set forth herein at an exercise price per share of $6.25 (the "Warrant Exercise Price") subject to adjustments as set forth herein.The holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

2. Exercise of Warrant. This Warrant may be exercised by Holder as to all or any part of the Shares covered hereby at any time during the period (the "Exercise Period") commencing on the date of the first annual renewal of the holders website advertisement with Vequity, in the manner and within the time period set forth in paragraph 3 below, and ending on the expiration of thirty days thereafter. Such renewal of the holders website advertisement is a condition precedent to the exercise of this Warrant. This Warrant, if not exercised, will expire and become null and void upon the expiration of the Exercise Period for this Warrant. If, however, the final day for exercise of this Warrant is on a Saturday, Sunday, or a U.S. federal or Colorado state holiday observed by the closure of banks in Colorado, then this Warrant may be exercised on the next succeeding business day. This Warrant is subject to (i) redemption by the Company pursuant to the occurrence of the conditions set forth in paragraph 12 hereof; and (ii) earlier termination upon the occurrence of the conditions set forth in paragraph 8 hereof. This Warrant will be exercised upon mailing of the completed and executed Exercise Form attached hereto, for the numbers of Shares purchased, together with this Warrant and a certified or cashier's check payable to the order of the Company for the aggregate purchase price of the Shares so purchased, addressed to Vequity c/o Thomas H. Moore, 2305 East Arapahoe Road, Suite 220, Littleton, Colorado 80122 or at such other address as the Company shall designate in writing to Holder. Delivery shall be deemed accomplished as of the date such items are placed in the U.S. Mail (or any other mail delivery service), postage prepaid, addressed as set forth above. The following are additional items related to the exercise of this Warrant:

     (a) Upon the exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to holder a certificate or certificates in the name of holder for the total number of whole Shares for which this Warrant is being exercised. Upon receipt by the Company of: (i) a properly completed Exercise Form, (ii) this original Warrant, and (iii) the funds required for the Exercise price, the Holder shall be deemed to be the Holder of record of the Shares to be issued upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the holder.

     (b) If this Warrant shall be exercised with respect to less than all of the Shares, holder shall be entitled to receive a similar warrant of like tenor and date covering the number of Shares in respect of which this Warrant shall not have been exercised.

     (c) This Warrant shall lapse and shall be null and void, if not exercised by holder during the Exercise Period, unless terminated sooner pursuant to the provisions of paragraph 8 or 12 hereof.

3. First Annual Renewal of Website Advertisement. The first annual renewal of the Holder's website advertisement may be accomplished after the Holder's initial purchase of website advertising from the Company and at any time during the period of thirteen (13) months thereafter. The first annual renewal of the Holder's website will be deemed complete upon the Company's receipt of payment for a second year of website advertising from the Holder.

4. Covenants of Company. The Company covenants and agrees that all the Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Shares to provide for the exercise of this Warrant and the delivery of the Shares upon such exercise.

5. Legend and Restrictions on Transfer. Any Shares issued as a result of the exercise of this Warrant will be restricted as to their transferability and will bear a restrictive legend as set forth herein. There is no established trading market or price for the company's Shares. The Company does not currently intend to register with the Nasdaq National Market or any other exchange or market until the Company's Management in its sole discretion determines to remove the legend and make application for inclusion in a national market. The company's transfer agent will not transfer these Shares unless approved by the company after consultation with counsel to determine that the transfer is in compliance with this agreement or that the legend may be removed and that the Shares may be transferred in compliance with the provisions of the Securities Act.

     (a) No Shares issued as a result of the exercise of this Warrant may be transferred except as set forth below:

          Any recipient of Shares issued as a result of the exercise of this Warranty may transfer its interest to immediate family members by transfer or inheritance. Immediate family members shall mean the spouse or children of a shareholder. In addition, a shareholder may transfer its interest to an LLC, partnership, corporation, trust or other entity controlled by such shareholder or such shareholder's immediate family members. All Holders agree to the restrictions on transfers specified herein.

     (b) The following legend will appear on the Shares issued as a result of the exercise of this Warrant:

          "The Shares evidenced by this certificate are subject to the transfer restrictions set forth in the "Warrant For The Purchase of Shares of Common Stock" pursuant to which these Shares were issued. These securities may not be offered or sold or transferred unless or until the transfer is approved by the Company after consultation with counsel to determine that the transfer is in compliance with the terms of this Warrant or until this legend is removed by the Company's Management, in its sole discretion."

6. Adjustments of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and number of Shares purchasable pursuant to this Warrant shall be subject to adjustment from time to time as follows:

     (a) In the event the Company shall at any time after the issuance of this Warrant, and prior to its exercise or expiration, issue or sell any Shares through a registered public offering (excluding any Shares issued or sold pursuant to the Company's Registration Statement dated *, 2000 and any Shares issued pursuant to outstanding options, conversion rights or redemption rights) for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares, then, and thereafter successively upon each such issuance or sale, the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares shall forthwith be reduced to a Warrant Exercise Price (calculated to the nearest full cent) equal to the price at which such Shares were issued or sold. For the purposes of any computation to be made in accordance with the provisions of this paragraph the following provisions shall be applicable.

          (i) In the event of the issuance or sale of Shares for cash, the consideration received by the Company therefore shall be deemed to be the net cash proceeds received by the Company for such Shares, after deducting commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such Shares.

          (ii) In the event of the issuance or sale of Shares for consideration other than cash or consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Company for such Shares shall be deemed to be the fair market value of such consideration as determined by the Board of Directors of the Company, irrespective of any accounting treatment thereof.

          (iii) In the event of the issuance of Shares as a dividend, the Shares shall be deemed to have been issued for consideration equal to the Warrant Exercise Price at the close of business on the dividend record date. If no dividend record date is fixed, the date on which the resolution of the Board of Directors of the Company declaring such dividend is adopted shall be treated as the record date.

     (b.) In the event the Company shall at any time exchange as a whole, by subdivision or consolidation in any manner or by effecting a stock dividend, the number of Shares, then outstanding into a different number of Shares, with or without par value, then, thereafter, the number of Shares which Holder shall have the right to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company issued and outstanding by reasons of such change, and the Warrant Exercise Price of the Shares after such change shall, in the event of an increase in the number of Shares be proportionately reduced and in the event of a decrease in the number of Shares, be proportionately increased.

7. Survival of Mergers and Reorganizations. In the event of the reclassification of, or change in the outstanding Shares (other than a change in the number of Shares outstanding as a result of the sale or issuance of Shares and other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in the event of any consolidation or merger of the Company into, another corporation, the Company, or such successor Company, as the case may be, shall provide that Holder shall thereafter be entitled to purchase the kind and amount of Shares of stock and other securities and property receivable upon such reclassification, change, consolidation, or merger by a Holder of the number of Shares which this Warrant entitled the Holder thereof to purchase immediately prior to such reclassification, change, consolidation or merger. Such Company, which thereafter shall be deemed to be the Company for purposes of this Warrant, shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6 hereof.

8. Sale of Assets, Dissolution. In the event of the sale of all or substantially all the assets of the Company, or in the event of any distribution of all or substantially all of its assets in dissolution or liquidation, the Company shall mail notice thereof by certified mail to Holder, at the Holder's address on the books and records of the Company and shall make no distribution to the Shareholders of the Company until the expiration of thirty (30) days from the date of mailing of the aforesaid notice; provided, however, that in any such event if Holder shall not exercise this Warrant at or before the thirtieth
(30th) day after the date of mailing such notice, this Warrant automatically becomes null and void. The Company shall not, however, be prevented from consummating any such sale without awaiting the expiration of such thirty (30) day period, it being the intent and purpose hereof to enable Holder, upon exercise of this Warrant, to participate in the distribution of the consideration to be received by the Company upon any such sale or in the distribution of assets upon any dissolution or liquidation.

9. No Fractional Shares. The number of Shares subject to issuance upon the exercise of this Warrant shall be rounded down to the nearest whole number of Shares so that no fractional Share or scrip shall be issued upon the exercise of this Warrant. Holder shall not be entitled to receive any compensation or property in lieu of such fractional Share that it may have been entitled to in the absence of this provision. It is the intent of the Company that all fractional interests shall be eliminated.

10. Notices. If there shall be any adjustment as provided in paragraph 6 hereof, or if securities or property other than Shares of the Company shall become purchasable in lieu of Shares upon exercise of this Warrant, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to Holder at its address shown on the books of the Company, which notice shall be accompanied by a certificate of either independent public accountants of recognized standing or the Chief Financial Officer of the Company, setting forth in reasonable detail the basis for the adjusted Warrant Exercise Price or the facts requiring any such adjustment.

11. Taxes. The issuance of any stock or other certificate upon the exercise of this Warrant shall be made without charge to Holder for any tax in respect of the issuance of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder, as the registered Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

12. Redemption. The Company may redeem (repurchase) this Warrant from the Holder for $1.00 per share at any time after its issuance and prior to its exercise or expiration by giving thirty (30) days prior written notice to the Holder by certified mail, return receipt requested at the Holder's address shown on the books of the Company. Notwithstanding the foregoing, upon receipt of a notice of the Company's intent to redeem this Warrant for $1.00 per share, the Holder may exercise this Warrant and purchase the Shares at the Warrant Exercise Price at any time within thirty (30) days from the date of the redemption notice in which event the Company shall not have the right the redeem the Warrant. If the Holder does not exercise this Warrant within such thirty (30) day period, then the Company will redeem (repurchase) this Warrant for the $1.00 per share redemption price. On and after the date and time fixed for any such redemption, Holder shall have no rights with respect to this Warrant except to receive the redemption price per share upon the surrender of this Warrant.

13. Limitations on Transferability of Warrant: This Warrant may not be transferred except to the Holder's immediate family members by transfer or inheritance. Immediate family members shall mean the spouse or children of a Warrant Holder. In addition, a Holder may transfer this Warrant to an LLC, partnership, corporation, trust or other entity controlled by such Holder or such Holder's immediate family members. Holder agrees to the restrictions on transfers specified herein. In the event this Holder elects to transfer or assign this Warrant, in whole or in part to a permitted transferee, it shall do so by completing, executing and delivering a copy of the appropriate Warrant Transfer Form that is attached hereto to the permitted assignee(s) and the Company. If this Warrant is transferred, in whole or in part, to a permitted transferee, this Warrant shall be surrendered at our principal office, or such other office as we shall notify the Holder hereof in writing, along with the appropriate completed and executed Warrant Transfer Form attached hereto, and thereupon, a new Warrant(s) will be issued to the permitted transferee (and the Holder in the event of a partial assignment) for the number of Shares covered by such Warrant(s) as appropriate. Upon the transfer of this Warrant by Holder in compliance with the applicable provisions hereof to our satisfaction and that of our counsel, (i) the designated permitted transferee(s) shall have the same rights and privileges and be subject to the same obligations as originally granted hereunder to Holder to the extent of such assignment, and (ii) all references to this Warrant to Holder shall be deemed, and shall upon delivery of a new Warrant to the permitted transferee be changed, to the permitted transferee.

14. Warrant Holder Not Shareholder. This Warrant does not confer upon Holder any right to vote or to consent or to receive notice as a shareholder of the Company in respect of any matters whatsoever, or any other rights or liabilities as a Shareholder, prior to the exercise thereof as provided herein.

15. Lost Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

16. Indemnification by Holder. Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Act, or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the disposition by Holder of this Warrant or the Shares issuable upon the exercise hereof in violation of the provisions of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and Holder has approved and accepted the same as of the day and year first above written.


                                      Vequity Corporation

                                      By:
                                           -------------------------------------
                                                 Thomas H. Moore, President

                                      HOLDER

                                      By:  _______________________
                                            Name:   ____________________
                                            Title:  ____________________

                             WARRANT EXERCISE FORM

     The Holder named below hereby exercises this Series "A" Warrant for the purchase of the number of Common Shares indicated in the Warrant that is attached hereto. Enclosed herewith is:

     (a) my certified or cashiers' check for the Warrant Exercise Price made payable to Vequity Corporation, and

     (b)  the Series "A" Warrant.

Holder agrees that Shares issued as a result of the exercise of this Warrant may only be transferred in accordance with the terms set forth in the Warrant Agreement.

1. Name and Address of holder:  _____________________________________

                                _____________________________________

                                _____________________________________

2.   SIGNATURES

     Authorized signature:  _______________________________________

     Authorized signature of Co-Owner:  ___________________________

     Date:___________________________

Mail to:
                    Vequity Corporation
                    %Thomas H. Moore
                    2305 East Arapahoe Road, Suite 220
                    Littleton, Colorado 80122

For office use only:

Date Received:  ___________________________
Date Accepted:  ___________________________
Date Rejected:  ___________________________
Holder's Check Amount:  ___________________
Check No.:  ____________  Check Date:  _____________
Deposited:  _______________________________